UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Envestnet, Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a- 6(i)(1) and 0-11

The following was made available to employees of Envestnet, Inc. (“Envestnet” or the “Company”) on July 18, 2024 in connection with the proposed acquisition of Envestnet by Bain Capital.

ENVESTNET ANNOUNCEMENT WITH BAIN CAPITAL – EMPLOYEE FAQs

Updated as of July 16, 2024

1.	What does the proposed transaction mean for me as an employee? Will my title change? Will my boss change?

The proposed transaction will result in a change in ownership for Envestnet. Upon completion of the proposed transaction, Envestnet will no longer be a public company traded on the NYSE and will become a privately held company.

Bain Capital is investing in support of Envestnet’s existing strategy as articulated by the company’s senior leaders. During the pre-closing period, we expect minimal changes to titles, reporting structures or organization as a result of the proposed transaction.

2.	Will there be any immediate changes to my role or responsibilities?

Currently, there are no anticipated changes to your role or responsibilities. Your current job is expected to remain unchanged.

3.	How will this affect our company culture and values?

Envestnet’s culture is the result of our employees and how we work together to achieve our goals. Our core values of respect, integrity and inclusiveness will not change.

4.	What are the goals of the private equity firm with this proposed transaction?

Bain Capital is investing because they believe in the strategy laid out for them by Envestnet senior management. Bain aims to support our growth and development – we will be able to leverage their depth of experience and resources as we move forward together.

5.	Will there be layoffs or a reduction in force because of the proposed transaction?

Over the past few years, we have embraced an expense discipline that has improved our ability to work collaboratively and efficiently, and our results reflect this improvement. Our focus on expense management will not change due to this proposed transaction.

6.	How will this affect our benefits?

Your current benefits will remain unchanged for 2024, and we do not anticipate significant changes in the future. However, we review our employee benefit options annually to ensure we stay competitive and cost-effective.

7.	When will the proposed transaction be finalized?

The proposed transaction is expected to close in the fourth quarter of 2024, subject to the satisfaction of customary closing conditions, including receipt of approval by Envestnet’s shareholders and required regulatory approvals.

8.	How will communication be handled during the pre-closing period?

During the pre-closing period, we are committed to maintaining transparent and open communication with all employees. We will provide regular updates through multiple channels, including email newsletters, the LOOP, and team meetings, to keep employees informed about the progress and any important developments.

9.	What steps are being taken to ensure a smooth transition?

Envestnet’s leadership team is focused on the day-to-day delivery of our business, supporting our clients, and ensuring we deliver on our commitments. Leadership is working closely with Bain Capital to ensure a seamless transition. We are committed to minimizing disruptions and maintaining business continuity.

10.	Can I still travel for business?

Yes, our day-to-day operations will continue, including travel related to normal business operations.

11.	Who is the CEO?

James Fox will continue to serve as our interim CEO until a new CEO is selected.

12.	Will my parental stipend change?

We do not expect changes to our employee programs currently.

13.	Will I receive my 2024 AIP?

Employees will be eligible for 2024 AIP based on their eligibility and performance. The AIP remains a discretionary program supported by both company and individual performance. If the 2024 AIP for the calendar year has not been disbursed before the proposed transaction’s closing date, it will be paid within 60 days after the proposed transaction’s closing date on a prorated basis, contingent upon eligibility, funding availability, and discretionary individual performance evaluations.

14.	How will my unvested equity awards be treated?

Unvested equity awards will continue to vest according to the LTIP terms until the proposed transaction’s closing date. After the proposed transaction closes, any unvested equity awards held by employees will be converted into deferred cash awards based on the transaction price. The resulting cash awards will be paid to employees in accordance with the existing vesting schedule for the converted equity awards.

15.	When can I sell shares of Envestnet shares I currently own?

Envestnet is currently in a blackout period.  This means employees cannot sell their ENV shares. When the blackout period lifts (which is expected to be in the month following the filing of our proxy statement), we will inform employees and you will be able to sell vested shares of stock.

This document will be updated on an ongoing basis. Please direct additional questions to your manager, or email HR@envestnet.com.

Forward-Looking Statements

This communication contains, and the Company’s other filings and communications may contain forward-looking statements. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements give the Company’s current expectations relating to the Company’s financial condition, results of operations, plans, objectives, future performance and business including, without limitation, statements regarding the transaction and related transactions, the expected closing of the transaction and the timing thereof, and as to the financing commitments. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning. These forward-looking statements are based on management’s beliefs, as well as assumptions made by, and information currently available to, the Company.

Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected and are subject to a number of known and unknown risks and uncertainties, including: (i) the risk that the transaction may not be completed on the anticipated terms in a timely manner or at all, which may adversely affect the Company’s business and the price of Envestnet’s common stock; (ii) the failure to satisfy any of the conditions to the consummation of the transaction, including the receipt of certain regulatory approvals and the approval of the Company’s shareholders; (iii) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the agreement, including in circumstances requiring the Company to pay a termination fee; (iv) the effect of the announcement or pendency of the transaction on the Company’s business relationships, operating results and business generally; (v) risks that the transaction disrupts the Company’s current plans and operations (including the ability of certain customers to terminate or amend contracts upon a change of control); (vi) the Company’s ability to retain, hire and integrate skilled personnel including the Company’s senior management team and maintain relationships with key business partners and customers, and others with whom it does business, in light of the transaction; (vii) risks related to diverting management’s attention from the Company’s ongoing business operations; (viii) unexpected costs, charges or expenses resulting from the transaction; (ix) the ability to obtain the necessary financing arrangements set forth in the commitment letters received in connection with the transaction; (x) potential litigation relating to the transaction that could be instituted against the parties to the agreement or their respective directors, managers or officers, the effects of any outcomes related thereto; (xi) the impact of adverse general and industry-specific economic and market conditions; (xii) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (xiii) uncertainty as to timing of completion of the transaction; (xiv) risks that the benefits of the transaction are not realized when and as expected; (xv) legislative, regulatory and economic developments; (xvi) those risk and uncertainties set forth under the headings “Forward Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the Securities and Exchange Commission (the “SEC”), as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xvii) those risks that will be described in the proxy statement that will be filed with the SEC and available from the sources indicated below.

The Company cautions you that the important factors referenced above may not contain all the factors that are important to you. These risks, as well as other risks associated with the transaction, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the transaction. There can be no assurance that the transaction will be completed, or if it is completed, that it will close within the anticipated time period. These factors should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements included in this communication are made only as of the date hereof. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law. If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, our actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place significant weight on any of our forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for us to predict those events or how they may affect the Company.

Additional Information and Where to Find It

This communication is being made in connection with the transaction. In connection with the transaction, the Company plans to file a proxy statement and certain other documents regarding the transaction with the SEC. The definitive proxy statement (if and when available) will be mailed to shareholders of the Company. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT THAT WILL BE FILED WITH THE SEC (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. Shareholders will be able to obtain, free of charge, copies of such documents filed by the Company when filed with the SEC in connection with the transaction at the SEC’s website (http://www.sec.gov). In addition, the Company’s shareholders will be able to obtain, free of charge, copies of such documents filed by the Company at the Company’s website (https://investor.envestnet.com/). Alternatively, these documents, when available, can be obtained free of charge from the Company upon written request to the Company at 1000 Chesterbrook Boulevard, Suite 250, Berwyn, Pennsylvania, 19312.

Participants in Solicitation

The Company, its respective directors and certain of its executive officers may be deemed to be “participants” (as defined under Section 14(a) of the Securities Exchange Act of 1934) in the solicitation of proxies from shareholders of the Company with respect to the potential transaction. Information about the identity of Company’s directors is set forth in the Company’s proxy statement on Schedule 14A filed with the SEC on April 5, 2024 (the “2024 Proxy”) (and available here). Information about the compensation of Company’s directors is set forth in the section entitled “Director Compensation” starting on page 23 of the 2024 Proxy (and available here) and information about the compensation of the Company’s executive officers is set forth in the section entitled “Executive Compensation” staring on page 32 of the 2024 Proxy (and available here). Transactions with related persons (as defined in Item 404 of Regulation S-K promulgated under the Securities Act of 1933) are disclosed in the section entitled “Related Party Transactions” starting on page 20 of the 2024 Proxy (and available here). Information about the beneficial ownership of Company securities by Company’s directors and named executive officers is set forth in the section entitled “Security Ownership of Management” on page 84 of the 2024 Proxy (and available here) and in the section entitled “Security Ownership of Certain Beneficial Owners” starting on page 85 of the 2024 Proxy (and available here).

Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the transaction when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.envestnet.com/.

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